As filed with the Securities and Exchange Commission on August 4, 2009
Registration No. 333-160190

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
(Amendment No. 2 )

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SmartHeat Inc.
(Name of registrant as specified in charter)

Nevada
(State or jurisdiction of incorporation or organization)

98-0514768
(I.R.S. Employer Identification No.)

A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110027
+86 (24) 2519-7699
(Address and telephone number of principal executive offices and principal place of business)

Mr. Jun Wang
Chief Executive Officer
SmartHeat Inc.
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110027
 +86 (24) 2519-7699
(Name, address and telephone number of agent for service)

Copies to:

Robert Newman, Esq.
The Newman Law Firm, PLLC
14 Wall Street, 20th Floor
New York, NY  10005
Phone: (212) 618-1968
Fax: (212) 202-6055

Approximate date of proposed sale to the public: From time to time, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (1)(2)
Common Stock, par value $0.001 per share (3)	—	—	—	—
Warrants(4)	—	—	—	—
Rights(5)
Units(6)	—	—	—	—
TOTAL(7)	$75,000,000	—	$75,000,000	$4,185.00

(1)
Pursuant to General Instruction II.D to Form S-3, the Amount to be Registered, Proposed Maximum Aggregate Offering Price per Security and Proposed Maximum Aggregate Offering Price have been omitted for each class of securities that are registered hereby.

(2)
The registration fee for the unallocated securities registered hereby has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount.

(3)	An indeterminate number of shares of common stock of SmartHeat Inc. are covered by this Registration Statement.
(4)
An indeterminate number of warrants of SmartHeat Inc., each representing the right to purchase an indeterminate number of shares of common stock, each of which are registered hereby, are covered by this Registration Statement.

(5)	Rights evidencing rights to purchase common stock, warrants or units of SmartHeat Inc.
(6)	Each Unit consists of any combination of two or more of the securities being registered hereby.
(7)
Also registered hereby are such additional and indeterminable number of securities as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes as well as anti-dilution provisions applicable to the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the SmartHeat Inc. (the “Company”) S-3 originally filed on June 24, 2009 and amended on July 23, 2009 is being filed solely to file the revised the Opinion of Holland & Hart LLP as Exhibit 5.1 herewith.  All other items and exhibits contained in the Form S-3, as amended, remain unchanged.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us. The amounts listed below are estimates subject to future contingencies.

Securities and Exchange Commission Registration Fee	$4,185.00
Legal Fees and Expenses	$50,000.00
Accounting Fees and Expenses	$10,000.00
FINRA Filing Fee	$5,500.00
Miscellaneous	$10,000.00
TOTAL	$79,685.00

Item 15.	Indemnification of Directors and Officers.

Our By-Laws provide, among other things, that a director, officer, employee or agent of the corporation will be indemnified against all expense, liability, and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative provided that he or she either is not liable pursuant to Nevada Revised Statutes 78.138 (relating to liability of directors and officers to the corporation in certain instances) or acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Item 16.	Exhibits.

The following exhibits are filed with this Registration statement.

Exhibit Number	Description of Document
3.1	Articles of Incorporation of the Company. (1)

3.2	Amended and Restated By-Laws adopted April 15, 2008. (2)

3.3	Specimen Stock Certificate. (3)

4.1	Form of Rights Agreement, if any (4)

4.2	Form of Unit Agreement, if any (4)

4.3	Form of Warrant Agreement, if any, including form of Warrant. (4)

4.4	Form of Right Certificate. (4)

5.1	Opinion of Holland & Hart LLP. *

10.1
English Translation of Employment Agreement between Taiyu and Jun Wang, dated January 1, 2008 (Incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.2
English Translation of Employment Agreement between Taiyu and Zhijuan Guo, dated January 1, 2008 (Incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.3
Certificate of Appointment by Sondex A/S of Taiyu as Authorized Dealer in China, dated March 2006 and letter naming Taiyu as  Dealer of North China, dated May 5, 2006 (Incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.4	Form of Purchase Order for with Sondex A/S (Incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.5
English Translation of Sales Contract between Taiyu and Dalkia (Jiamusi) Urban Heating Company Ltd, dated June 18, 2007 (Incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.6	Form of Purchase Order (Incorporated herein by reference to Exhibit 10.6 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.7
English Translation of Loan Agreement with Citibank (China) Co., Ltd., dated June 25, 2007 (Incorporated herein by reference to Exhibit 10.7 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.8
English Translation of Loan Agreement with China CITIC Bank, dated April 17, 2007 (Incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.9
Resignation Letter from Jason Schlombs, dated April 15, 2008 (Incorporated herein by reference to Exhibit 10.9 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.10
Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations between SmartHeat and Goldrim Holding, Inc., dated April 14, 2008 (Incorporated herein by reference to Exhibit 10.10 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.11
Stock Purchase Agreement between Jason Schlombs and SmartHeat, dated April 14, 2008 (Incorporated herein by reference to Exhibit 10.11 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on April 18, 2008)

10.12
Form of Registration Rights Agreement in connection with Units sold in our private placement offering completed in August 2008 (Incorporated herein by reference to Exhibit 10.14 to the Current Report on Form 8-K (Commission File No. 000-53052) filed on July 11, 2008)

10.13
English Translation of Share Exchange Agreement dated September 25, 2008 between the Company and Asialink (Far East) Limited (Incorporated by reference to Exhibit 10.13 of Amendment No. 1 to SmartHeat's Registration Statement on Form S-1/A (Commission File No. 333-154415), filed with the SEC on December 12, 2008)

10.14
English Translation of the Asset Acquisition Agreement, dated May 27, 2009 by and between Taiyu Machinery and Electrical Equipment Co., Ltd   and Siping Beifang the Heat Exchanger Manufacture Co.,    Ltd. (Incorporated herein by reference to Exhibit 10.14 to the Current Report on Form 8-K (Commission File No. 001-34246), filed with the SEC on May 29, 2009)

10.15
English Translation of the Amended and Restated Asset Purchase Agreement, dated June 16, 2009, by and between Taiyu Machinery and Electrical Equipment Co., Ltd   and Siping Beifang the Heat Exchanger Manufacture Co.,     Ltd. (Incorporated herein by reference to Exhibit 10.15  to the Current Report on Form 8-K/A (Commission File No. 001-34246), filed with the SEC on June 16, 2009)

23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1).

24.1	Power of Attorney (Incorporated herein by reference to Exhibit 24.1 to SmartHeat's Registration Statement on Form S-3 (Commission File No. 333-160109 filed with the SEC on June 24, 2009)).

(1)	Incorporated herein by reference to Exhibit 3.1 to the Company's Form SB-2 (Commission File No. 333-139649) filed on December 22, 2006.
(2)	Incorporated herein by reference to Exhibit 3(ii) to the Current Report on Form 8-K (Commission File No. 000-53052) filed on October 16, 2008.
(3)	Incorporated by reference to Exhibit 4.1 of Amendment No. 2 to SmartHeat's Registration Statement on Form S-1/A (Commission File No. 333-154415), filed with the SEC on February 4, 2009).
(4)	If applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
*	Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement: and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial  bona fide   offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any to the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial   bona fide   offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Registration Statement on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Shenyang, China, on the date indicated below.

SMARTHEAT INC.

Date: August 4, 2009	By:	/s/ Jun Wang
Jun Wang
Chief Executive Officer (Principal Executive Officer)

Date: August 4, 2009	By:	/s/ Zhijuan Guo
Zhijuan Guo
Chief Financial Officer (Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jun Wang	Chairman of the Board, President & Chief Executive Officer	August 4, 2009
Jun Wang

/s/ Zhijuan Guo	Chief Financial Officer and Treasurer	August 4, 2009
Zhijuan Guo

/s/ Xin Li	Director	August 4, 2009
Xin Li

*	Director	August 4, 2009
Arnold Staloff

*	Director	August 4, 2009
Weiguo Wang

*	Director	August 4, 2009
Wenbin Lin

* By:
/s/ Jun Wang		August 4, 2009
Jun Wang
Attorney in Fact